                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933

                                       SYS
                                   -----------
           (Exact Name of Registrant as specified in its Charter.)

State of California                                                   95-2467354
-------------------                                                   ----------
State or Other Jurisdiction                    (IRS Employer Identification No.)
of Incorporation or Organization

          9620 Chesapeake Drive, Suite 201, San Diego, California 92123
       -------------------------------------------------------------------
          (Address of Principal Executive Offices)       (Zip Code)

                            Payment of Consulting Fees
                         --------------------------------
                            (Full Title of the Plan)

W. Gerald Newmin, 9620 Chesapeake Drive, Suite 201, San Diego, California 92126
-------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                  (619) 715-5500
                                ------------------
          (Telephone Number, Including Area Code, of Agent for Service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: ______.

                           CALCULATION OF REGISTRATION FEE

                                   Proposed         Proposed
Title of            Amount         Max. Offering    Maximum              Amount of
securities to       to be          Price            Aggregate            Registration
be Registered       Registered     Per Share        Offering Price(1)    Fee
-------------       ----------     ---------        -----------------    ------------
Common Stock,       50,000         $0.72            $36,000              $10.01
(no par value)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based on the closing price of the Company's common stock.

                                     PART I
                           INFORMATION REQUIRED IN THE
                             SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to the employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II
                           INFORMATION REQUIRED IN THE
                              REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents of SYS, a California corporation (the "Company"), previously filed with the Commission are incorporated by reference:

1. Annual Report on Form 10-KSB for the year ended June 30, 1998 (the "Annual Report").

2.   Quarterly Report on Form 10-QSB for the period ended September 30, 1998.

3.   Quarterly Report on Form 10-QSB for the period ended December 31, 1998.

4. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

5. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(e), 14, or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregistered all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The Common Stock of the Company (no par value) (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and therefore, the description of the securities is omitted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317(a) of the General Corporation Law of the State of California provides that a California domiciled corporation may indemnify any person who is or was serving as a director, officer, employee, or agent of the corporation or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or another enterprise at the request of the predecessor corporation.

     Section 317(b) grants any California domiciled corporation the right to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgement in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgements, fines, settlements, and other amounts actually and treasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, ion the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had a reasonable cause to believe that the person's conduct was unlawful.

     Section 317(c) grants any California domiciled corporation the right to indemnify any person who was or is a party or is threatened to be made a party to, pending, or completed action by or in the right of the corporation to procure a judgement in its favor by reason of the fact the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under this subdivision for any adjudged claims by the corporation against such person, certain other claims, and as limited by Section 317.

     The Company's Articles of Incorporation provide for the indemnification of the officers and directors of the Company to the fullest extent permitted by California law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     None.

ITEM 8.   EXHIBITS.

     See Exhibit Index appearing at sequentially numbered page 4.

ITEM 9.   UNDERTAKINGS.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed by the Act and will be governed by the final adjudication of such issue.

                                EXHIBIT INDEX

                                                                    Sequential
Exhibit No.         Description                                     Page No.
-----------         -----------                                     --------
4.1.                Independent Contractor Agreement                   A-1

5.1.                Opinion of William M. Aul, Esq.                    B-1

23.1.               Consent of J.H. Cohn, LLP                          C-1

24.1.               Power of Attorney
                    (immediately following the signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on March 10, 1999.

                                                                  SYS
                                                          --------------------


                                                   BY  W. GERALD NEWMIN
                                                       -----------------------
                                                           W. Gerald Newmin
                                                       Chief Executive Officer
                                                                & CFO


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                    Title                      Date

By:/s/ W. Gerald Newmin            Director, CEO & CFO        03/10/99
   -----------------------------   -------------------        ----------
     W. Gerald Newmin

By:/w/ Lawrence L. Kavanau         Chairman                   03/10/99
   -----------------------------   --------------             ----------
     Lawrence L. Kavanau

By:/w/ Robert D. Mowry             Director                   03/10/99
   -----------------------------   --------------             ----------
     Robert D. Mowry

By:/w/ Charles E. Vandeveer        Director                   03/10/99
   -----------------------------   --------------             ----------
     Charles E. Vandeveer

By:/w/  Charles H. Werner          Director                   03/10/99
   -----------------------------   --------------             ----------
     Charles H. Werner

                                                                   Exhibit 24.1

                                  POWER OF ATTORNEY

     We, the undersigned directors of SYS, a California corporation, do hereby constitute and appoint W. Gerald Newmin, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

     Signatures                   Title                       Date


By:/s/ W. Gerald Newmin            Director, CEO & CFO        03/10/99
   -----------------------------   -------------------        ----------
     W. Gerald Newmin

By:/w/ Lawrence L. Kavanau         Chairman                   03/10/99
   -----------------------------   --------------             ----------
     Lawrence L. Kavanau

By:/w/ Robert D. Mowry             Director                   03/10/99
   -----------------------------   --------------             ----------
     Robert D. Mowry

By:/w/ Charles E. Vandeveer        Director                   03/10/99
   -----------------------------   --------------             ----------
     Charles E. Vandeveer

By:/w/  Charles H. Werner          Director                   03/10/99
   -----------------------------   --------------             ----------
     Charles H. Werner